Exhibit 2.4

                                                       As Amended and Restated
                                                             November 20, 1992


                                  BY-LAWS
                                    OF
                          LTV STEEL COMPANY, INC.



                                 ARTICLE I

               1. Annual Stockholders Meeting. The annual meeting of the stockholders for the election of directors of LTV Steel Company, Inc. (hereinafter referred to as the "Corporation") shall be held at the registered office of the Corporation, 28 West State Street in Trenton, New Jersey, or at such other place within or without New Jersey, as may from time to time be designated by the Board of Directors or the Executive Committee, on such date and at such hour as the Board of Directors or the Executive Committee may fix prior to notice of the meeting

               2. Special Stockholders' Meetings. Special meetings of the stockholders shall be held at 28 West State Street in Trenton, New Jersey, or at such other place within or without New Jersey, as may be designated by the Board of Directors or the Executive Committee, and shall be called by the Chairman, the President, or the Secretary, upon direction of the Board of Directors or the Executive Committee, or upon the request in writing of the holders of 10% of the outstanding stock of the Corporation entitled to vote at such meeting.

               3. Notice of Stockholders' Meetings. The Secretary, or officer performing his duties, shall give notice of every stockholders' meeting to each stockholder of record by mailing such notice in writing to his last-known post-office address at least 10 days but not more than 60 days before the date of such meeting.

               4. Quorum of Stockholders. The holders of shares of stock of the Corporation entitled to cast a majority of the votes at the meeting must be present in person or by proxy at each meeting of stockholders to constitute a quorum; less than a quorum, however, shall have power to adjourn.

               5. Presiding Officer and Secretary. Meetings of stockholders shall be presided over by the Chairman, or in his absence, by the President, or in the absence of both of these officers, by one of the Senior Vice Presidents or Vice Presidents, or in the absence of all these officers, by a Chairman to be elected at the meeting. The Secretary of the Corporation shall act as the Secretary of such meetings, if present; otherwise a Secretary shall be appointed by the Chairman of the meeting.

               6. Inspectors. The Board of Directors or the Executive Committee shall appoint two inspectors to act at meetings of stockholders, to serve at the pleasure of the Board or the Executive Committee. If no such appointment is made or if at any meeting the appointees or either of them fail to appear or refuse to serve, the Chairman of the meeting may appoint two such inspectors or an additional inspector to serve with the one appearing and acting at the meeting.

               The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

                                ARTICLE II

               1. Number of Directors; Quorum Requirements. The number of directors of the Corporation shall be one or more. Within the limits above specified, the number of directors shall be fixed from time to time by resolution of the Board of Directors. A majority of the directors in office and a majority of the members in office of any committee of the Board shall constitute a quorum of the Board or committee as the case may be. A director or directors having an interest in a contract or transaction to be considered and acted upon by the Board or a committee thereof may be counted in determining the presence of a quorum at a meeting of the Board or at a meeting of a committee of the Board.

               2. Indemnification. The Corporation shall indemnify (a) any person who is or was a director, officer, employee or agent of the Corporation or (b) any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the Corporation by merger but only to the extent (i) that the constituent corporation was obliged to indemnify such person at the time the merger became effective or (ii) where the possible claim of such person or persons for indemnification was disclosed and in the merger instruments the Corporation agreed to pay the same, (c) any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of any other domestic corporation or foreign corporation or of any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit and (d) the legal representative of any such persons (each of such persons, including such legal representative, being herein referred to as a "Corporate Agent") to the full extent that the Corporation is empowered or required to indemnify such Corporate Agent under Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto (herein referred to as "Section 14A:3-5"), but subject to the provisions of this Article II, Section
2. The Corporation also shall indemnify any Corporate Agent who is or was serving at the request of the Corporation as a trustee or as a "fiduciary" or who is or was deemed by law to be a "fiduciary" as the term "fiduciary" is defined in the Employee Retirement Income Security Act of 1974 as the Act may be amended ("Pension Reform Act") under any employee benefit plan (as the term "employee benefit plan" is defined in the Pension Reform Act) at any time established or maintained by the Corporation ("plan") and the legal representative of any such trustee or fiduciary (1) against his expenses incurred in connection with any proceeding or any claim, issue or matter therein involving such person or the legal representative of such person by reason of the fact that such person is or was such a trustee or a fiduciary, to the extent that he or his legal representative was successful on the merits or otherwise in such proceeding or in the defense of any claim, Issue or matter therein and (2) against his expenses and liabilities incurred in connection with any such proceeding or in the defense of any claim, issue or matter charged in the proceeding in or upon which such person or the legal representative of such person was not successful to the extent that (a) with respect to any such proceeding or claim, issue or matter, the trustee or fiduciary acted in good faith and in a manner he reasonably believed to be in or not opposed to the exclusive purposes of providing benefits to participants of the plan and their beneficiaries and defraying reasonable expenses of administering the plan; (b) the trustee or fiduciary did not know that the actions or omissions with which he was charged in the proceeding, claim, issue or matter violated provisions of the Pension Reform Act; and (c) with respect to any criminal proceeding, the trustee or fiduciary had no reasonable cause to believe that his conduct was unlawful. This By-law shall not provide indemnification for any bank, trust company, insurance company, partnership or other entity or person not an officer or employee of the Corporation, even though retained as an investment advisor, actuary, custodian, trustee or consultant to any plan or for any director, officer, agent or employee of any such bank, trust company, insurance company, partnership or other entity or person. In any proceeding involving a trustee or fiduciary, no indemnification shall be provided in respect of any claim, issue or matter as to which the trustee or fiduciary shall have been adjudged to have dealt with the assets of the plan in his own interest or for his own account or to have received consideration of or his personal account from a party dealing with the plan. Unless indemnification is ordered by a court or is mandatory under said Section 14A:3-5 or this By-law, the determination of whether a Corporate Agent or trustee or fiduciary met the applicable standards of conduct prescribed by 14A:3-5 or this By-law shall be made (i) at the election of the Board of Directors or of an authorized committee of the Board, in any manner specified in subsection (5) of Section 14A:3-5 or (ii) if so directed by the Board of Directors or an authorized committee of the Board, by one or more disinterested persons designated by the Board or such committee. Expenses incurred by a Corporate Agent or by a trustee or fiduciary or his legal representative in connection with any proceeding may be paid by the Corporation in advance of final disposition of such proceeding, provided (i) the Board of Directors or an authorized committee of the Board determines that such payment is in or not opposed to the best interests of the Corporation and
(ii) the Corporate Agent, trustee or fiduciary or his legal representative delivers to the Corporation an undertaking by or on behalf of the Corporate Agent, trustee or fiduciary or his legal representative to repay the amount so advanced except to the extent that it shall be determined that the Corporate Agent, trustee or fiduciary or his legal representative is entitled to be indemnified by the Corporation. The Board of Directors may in its sole discretion purchase and maintain insurance on behalf of any Corporate Agent, trustee or fiduciary or his legal representative against any expenses incurred in any proceeding and any liabilities asserted against him in his capacity as a Corporate Agent, trustee or fiduciary or his legal representative whether or not the Corporation would have the power to indemnify him against such liability under provisions of the New Jersey Business Corporation Act or this By-law.

               A Corporate Agent, trustee or fiduciary shall be deemed to have been "successful" as that term is used in subsection (4) of Section 14A:3-5 and this By-law (i) where he has been involved in an action, suit or proceeding and such action, suit or proceeding or any claim, issue or matter therein was dismissed or otherwise terminated or abandoned without any judgment order or conviction (upon a plea of nolo contendere or its equivalent or otherwise) against him and without any settlement having been Made by him with respect thereto or (ii) where he has been involved in a threatened action, suit or proceeding or any inquiry or investigation that could lead to an action, suit or proceeding and, without his making a settlement, the threatened action, suit or proceeding or inquiry or investigation was abandoned or there has been a failure for any reason to institute the action, suit or proceeding within a reasonable time after the same was threatened or the inquiry or investigation was commenced. The Board of Directors or an authorized committee may in each such case conclusively determine what constitutes a "reasonable time" or an "abandonment" for the purpose of this paragraph.

               Where a Corporate Agent is a party defendant in a proceeding, other than a proceeding by or in the right of the Corporation, and the Board of Directors or a committee of disinterested Directors authorized by the Board of Directors to make such determination, determines that it is in the best interests of the Corporation that the Corporation assume the defense of the proceedings and pay all expenses in connection therewith without requiring any involved Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any defendant Corporate Agent to employ his own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

               As used in the indemnification By-law, the definitions of the terms "proceeding", "expenses" and "liabilities" are as defined in subsection
(1) of Section 14A:3-5.

               3. Vacancies in Board of Directors. Any vacancy in the Board of Directors may be filled for the unexpired teem of the director whose office has become vacant by a vote of a majority of the remaining directors even though less than a quorum of the Board. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors.

               4. Meetings of Board of Directors; Compensation. Meetings of the Board of Directors shall be held upon the order of the Board, the Executive Committee or the Chairman. The Secretary or officer performing his duties shall give reasonable notice of all meetings to each director, but a meeting may be held without notice immediately after the annual election at the same place, or at such time and place as shall have been theretofore designated by the Board of Directors for such meeting. No notice need be given of regular meetings held at times fixed by resolution of the Board. No notice of an adjourned meeting of the Board of Directors need be given if the time and place are fixed at the meeting adjourned and if the period of adjournment does not exceed 10 days in any one adjournment. Each director of the Corporation shall receive such compensation for his services as director and as a member of any committee of the Board, and such expenses of attendance at meetings of the Board or any such committee, as the Board of Directors by resolution, adopted by the affirmative vote of a majority of the directors in office, shall from time to time determine; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation for such services.

               5. Committees of Directors. The Board of Directors by resolution adopted by a majority of the entire Board may appoint an Executive Committee to consist of the Chairman, who shall be Chairman of the Committee, the President and no less than four nor more than eight other directors; provided, however, that if the offices of Chairman and President are held by the same person, or if the office of Chairman is abolished or left vacant, the Executive Committee shall consist of the Chairman and President, or President alone, as the case may be, who shall be Chairman of the Committees and no less than five nor more than nine other directors. The Board of Directors may appoint one or more directors to serve as alternate members of the Committee to act in the absence or disability of members with all the powers of such absent or disabled members. Unless otherwise provided in the resolution appointing the Committee, such Committee shall have and may exercise all the authority of the Board, except that neither such Committee nor any other committee shall (a) make, alter or repeal any by-law of the Corporation, (b) elect or appoint any director or remove any officer or director, (c) submit to stockholders any action that requires stockholders' approval, or (d) amend or repeal any resolution theretofore adopted by the Board. The term of office of the Executive Committee shall expire at the time of the first meeting of the Board of Directors after the annual meeting of stockholders in each year. Such Committee shall report to the Board and be subject to its direction, and the Board may fill vacancies therein. The Committee may fix times for stated meetings and adopt rules as to calling and giving notice of meetings.

               The Board of Directors may appoint from among its members one or more other committees, each of which shall have at least three members, and, subject to the limitation aforesaid, the Board may delegate to each such committee such authority of the Board of Directors as shall be specified in the resolution appointing the committee. Any such committee shall report to the Board and be subject to its direction, and the Board may fill vacancies therein. Any such committee may fix times for meetings and the notice required therefor.

               6. Working Capital, Dividends. The Board of Directors or the Executive Committee shall have power in its discretion from tome to time to fix and to vary the amount of the working capital of the Corporation and to determine what, if any, dividends shall be declared and paid to stockholders out of the assets of the Corporation legally available for dividends.

               7. Interest in Transactions. No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the contract or other transaction is fair and reasonable as to the Corporation at the time it in authorized, approved or ratified, or (b) the fact of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors, or (c) the fact of the common directorship or interest is disclosed or known to the stockholders and they authorize, approve or ratify the contract or transaction.

               8. Directors' Standards of Care. Directors and members of any committee of directors shall discharge their duties to the Corporation when they act in good faith and with that degree of diligence, care and skill which ordinary prudent men would exercise under similar circumstances in like positions. In discharging their duties, such directors and members of any such committee shall not be liable if, acting in good faith, they rely (a) upon the opinion of counsel for the Corporation, or (b) upon written reports setting forth financial data concerning the Corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants, or (c) upon financial statements, books of account or reports of the Corporation represented to them to be correct by the Chairman or the President, or the officer of the Corporation having charge of its books of account, or the person presiding at a meeting of the Board.

                                ARTICLE III

               1. Officers. The officers of the Corporation shall be a Chairman, a President, one or more Senior Vice Presidents and one or more Vice Presidents, a Treasurer, a Secretary, and a Controller, all of whom shall be elected by the Board of Directors, and such other officers as may be appointed by the Board of Directors or the Executive Committee. Any two or more of such offices, except those of President and Senior Vice President or Vice President, may be held by the same person. The term of office of every officer shall be from the date upon which he shall be chosen until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until his successor in office shall be chosen and has qualified. Vacancies among the officers may be filled by the Board of Directors or the Executive Committee, subject to the same limitations as below stated with respect to removals. The compensation of each officer shall be determined and may be increased or subject to any contract rights decreased at any time and from time to time by the Board of Directors or the Executive Committee. In the discretion of the Board of Directors or the Executive Committee, such compensation may include the payment by the Corporation at any time and from time to time of special compensation in addition to stated salary for the satisfactory performance by such officer of his duties, having due regard to the amount of business transacted or profits earned by the Corporation or any department thereof for any period, or to any other factor or factors deemed proper by the Board of Directors or the Executive Committee. The amount of any such special compensation may be determined by the Board of Directors or the Executive Committee either before, during, or upon completion of, the duties for which such special compensation shall be paid; provided, however, that nothing herein contained shall restrict the right of the Board of Directors or the Executive Committee to fix the minimum compensation of an officer for a period of years.

               2. Chairman. The Chairman shall be the chief executive officer of the Corporation and shall perform all such other duties and exercise all such other powers as are usually incident and pertain to the chief executive officer of a corporation, as well as such other duties and powers as the Board of Directors may from time to time prescribe.

               3. President. The President shall be the chief operating officer of the Corporation. Under the direction of the Chairman, he shall have general control and management of the business and affairs of the Corporation, and general superintendence and direction of such other officers, agents and employees of the Corporation as are assigned to him by the Chairman, and shall have such other powers and duties as may be assigned to him by the Chairman, the Board of Directors or the Executive Committee.

               4. Senior Vice Presidents. The Senior Vice Presidents each shall have, respectively, such designations, powers and duties as shall be assigned to them by the Chairman, the President, the Board of Directors or the Executive Committee.

               5. Vice Presidents. The Vice Presidents each shall have, respectively, such designations, powers and duties as shall be assigned to then by the Chairman, the President, the Senior Vice Presidents and the Board of Directors of the Executive Committee.

               6. Other Officers. The other officers shall, in addition to the powers and duties conferred by law, have such duties as usually pertain to their respective offices, and such duties and powers as may be assigned to them by the Chairman, the President, the Board of Directors or the Executive Committee.

               7. Treasurer's Bond. The Treasurer shall give a bond for the faithful discharge of his duties, in such sum as may be fixed by the Board of Directors an the Executive Committee, and with surety satisfactory to the Board or the Executive Committee.

               8. Signing Powers. The Chairman, the President, the Senior Vice Presidents and the Vice Presidents each shall have, and each is hereby given, full power and authority to sign and execute, in the name and on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation

                                ARTICLE IV

               1. Bonds of the Corporation. All duly authorized bonds of the Corporation shall be signed on behalf of the Corporation by its Chairman, its President, one of its Senior Vice Presidents or one of its Vice Presidents or, if so provided by resolution of the Board of Directors or of the Executive Committee, by one or more of such officers and such other officer or officers designated by the Board of Directors or the Executive Committee; any or all such signatures may be manual or, if the bond is countersigned by an officer or other agent of a trustee or other certifying or authenticating authority, facsimile signatures; the signature on interest coupons attached to said bonds shall be a facsimile signature; and the corporate seal or a facsimile of such seal may be impressed, affixed, imprinted or otherwise reproduced on said bonds and, if attested, shall be attested by the Corporation's Secretary or an Assistant Secretary by manual or facsimile signature. In case any person whose signature (manual or facsimile) appears upon any said bond or coupons attached thereto shall cease to be an officer of the Corporation, or shall cease to be the officer specified thereon, before the bonds so signed shall have been authenticated by the trustee under the indenture or other instrument pursuant to which the bonds are delivered or sold, said bonds or coupons may nevertheless be authenticated and delivered and sold as if the person or person's who so signed or attested such bonds or coupons had not ceased to be an officer of the Corporation or the officer specified thereon; and any bonds may be signed as aforesaid, and the seal of the Corporation impressed, affixed, imprinted or otherwise reproduced thereon may be attested on behalf of the Corporation as aforesaid, and coupons attached may be signed as aforesaid by such persons who, upon the actual date of the execution of the bonds or coupons, shall be the proper officers of the Corporation, although upon the date of the bonds such persons may not have been officers of the Corporation. As used in this Article IV, Section 1, the term "bonds" shall include bonds, debentures, notes and other written obligations for the payment of money.

               The provisions of this section with respect to bonds and debentures signed by the manual or facsimile signature of a person holding at the time of such signing the office of Chairman, or President of the Corporation also shall be applicable with respect to bonds and debentures signed by the manual or facsimile signature of a person who held at the time of such signing the office of Chairman of the Board of the Corporation under the By-laws of the Corporation as then in effect.

               2. Stock Certificates. Except as otherwise permitted by the New Jersey Business Corporation Act, no stock certificate shall be issued for any share until such share is fully paid. Every stockholder shall have a certificate signed by the Chairman or the President and the Treasurer or an Assistant Treasurer of the Corporation, certifying that the Corporation is organized under the laws of New Jersey, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any, which such certificate represents; but where such certificates are countersigned by a transfer agent or registrar who is not an officer or employee of the Corporation, the signatures of any such Chairman, President, Treasurer or Assistant Treasurer may be facsimile. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, for whatever cause, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates nevertheless may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. So long as the Corporation is authorized to issue shares of more than one class, every certificate shall set forth upon its face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement (a) of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined, and (b) of the authority of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series.

               3. Stock Transfer. Stock of the Corporation shall be transferable in accordance with the provisions of Chapter 8 of the Uniform Commercial Code as adopted in New Jersey (N.J.S. 12A: 8-101 et seq.) as amended from time to time, except as otherwise provided in the New Jersey Business Corporation Act.

               4. Record Date. The Board of Directors or the Executive Committee shall fix in advance a date not more than 60 nor less than 10 days before the date of any meeting of stockholders nor more than 60 days prior to any other action as the date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any rights or the date when any change or conversion or exchange of capital stock shall go into effect or for the purpose of any other action, and in such case stockholders of record on the date so fixed shall be conclusively entitled to such notice of and to vote at such meeting or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

               5. Replacement Certificates. Where a certificate of stock has been lost, destroyed, stolen or seized, a new certificate may be issued upon the Corporation's transfer agent being furnished with evidence of such loss, destruction, theft or seizure, and a surety company bond of indemnity satisfactory to the transfer agent effecting the replacement and the registrar registering the replacement.

                                 ARTICLE V

               1. Notice and Waiver. Any notice required by these By-laws shall be sufficiently given if addressed to the person to be notified and mailed or delivered to his residence, place of business or last-known address, or delivered to him personally, at or within the time prescribed. Notice of any meeting of the Board of Directors or any committee thereof may be waived before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board or any committee thereof need be specified in the notice or waiver of notice of such meeting except as otherwise provided in these By-laws.

               2. Amendment of By-laws. These By-laws may be amended or added to at any meeting of the Board of Directors, if notice of the proposed change has been given to all the directors three days before the meeting, or if all the directors are present, or if all not present assent in writing to such change.